Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Green Mountain Recovery, Inc., for the year ending December 31, 2008, I, Joseph Levi , President and Chief Executive Officer of the Company, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such yearly Report on Form 10-K for the year ended December 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Green Mountain Recovery, Inc.

Date: March 30, 2009

/s/ Joseph Levi
JOSEPH LEVI Chief Executive Officer (principal executive officer and duly authorized officer)